SYNERGY FINANCIAL GROUP, INC.

                      RETIREMENT BENEFITS EQUALIZATION PLAN

                                   As Amended

                                    Article I
                                  Introduction

Section 1.01 Purpose, Design and Intent.

(a) The purpose of the Synergy Financial Group, Inc. Retirement Benefits Equalization Plan (the "Plan") is to assist Synergy Financial Group, Inc. (the "Company") and its affiliates in retaining the services of key employees, to induce such employees to use their best efforts to enhance the business of the Company and its affiliates, and to provide certain supplemental retirement benefits to such employees.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. In this respect, the Plan is specifically designed to provide certain key employees with retirement benefits that would have been provided under various tax-qualified retirement plans sponsored by the Company but for the applicable limitations placed on benefits and contributions under such plans by various provisions of the Internal Revenue Code of 1986, as amended.

                                   Article II
                                   Definitions

Section 2.01 Definitions. In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

         "Affiliate" means any corporation, trade or business, which, at the time of reference, is together with the Company, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Company under Section 414(o) of the Code.

         "Applicable Limitations" means one or more of the following, as applicable:

          (i) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code;

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          (ii)  the maximum limitation on the annual amount of compensation that may, under Section 401(a)(17) of the Code, be taken into account in determining contributions to and benefits under tax-qualified plans; and

          (iii) the maximum limitations, under Sections 401(k), 401(m), or 402(g) of the Code, on pre-tax contributions that may be made to a qualified defined contribution plan.

         "Bank" means Synergy Bank, a subsidiary of the Company.

         "Board of Directors" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the person(s) designated by the Board of Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

         "Common Stock" means the common stock of the Company.

         "Company" means Synergy Financial Group, Inc. and any successors thereto.

         "Earnings Rate" means the Wall Street Journal, Eastern Edition, "prime rate" in effect as of January 1 of each calendar year plus 100 basis points, as adjusted quarterly thereafter, with a minimum rate of 4% and a maximum rate of 10%, or such other rate of earnings attributable to a Participant's Supplemental Accounts not otherwise invested actually or notionally in Common Stock as set forth herein.

         "Effective Date" means January 1, 2004.

         "Eligible Employee" means any Employee who participates in the ESOP or the Savings Plan, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of ERISA.

         "Employee"  means  any person  employed by the Company or an Affiliate.

         "Employer" means the Company or Affiliate thereof that employs the Employee.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" means the Synergy Financial Group, Inc. Employee Stock Ownership Plan and Trust, as amended from time to time.

          "ESOP Valuation Date" means any day as of which the income, assets and investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

          "Participant" means an Eligible Employee who is entitled to benefits under the Plan.

          "Plan" means this Synergy Financial Group, Inc. Retirement Benefits Equalization Plan.

          "Savings Plan" means the Synergy Financial Group, Inc. 401K Savings Plan and Trust.

          "Supplemental ESOP Account" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

          "Supplemental   ESOP  Benefit"   means  the  benefit   credited  to  a
          Participant pursuant to Section 4.01 of the Plan.

          "Supplemental Savings Plan Account" means an account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's Supplemental Savings Plan Benefit.

          "Supplemental Savings Plan Benefit" means the benefit credited to a Participant pursuant to Section 4.02 of the Plan.

                                   Article III
                          Eligibility and Participation

Section 3.01 Eligibility and Participation.

(a) Each Eligible Employee may participate in the Plan. An Eligible Employee shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Employee whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Employee's date of participation at the same time it designates the Eligible Employee as a Participant in the Plan.

(b) The Board of Directors may, at any time, designate an Eligible Employee as a Participant for any or all supplemental benefits provided for under
     Article IV of the Plan.

                                   Article IV
                                    Benefits

Section 4.01 Supplemental ESOP Benefit.

As of each ESOP Valuation Date of the ESOP, the Employer shall credit the Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (I) over (II), where:

(a) (I) equals the increase in the amount of cash and stock that would have been allocated to the Participant's Accounts for the respective ESOP Valuation Date in excess of the aggregate amount that would have been credited to such Participant's Accounts as of the prior ESOP Valuation Date based upon the allocation of: 1) current plan year dividends on previously allocated stock, 2) dividends on unallocated stock, 3) other ESOP Trust earnings, 4) plan forfeitures, and 5) Employer contributions under the ESOP, determined as if the provisions of the ESOP were administered for the current ESOP Valuation Date and all prior ESOP Valuation Dates without regard to any of the Applicable Limitations; and

(b) (II) equals the amount of cash and stock actually allocated to the Participant's Accounts under the provisions of the ESOP for that particular ESOP Valuation Date, after giving effect to any reduction of such allocation required by any of the Applicable Limitations.

Section 4.02 Supplemental Savings Plan Benefit.

A Participant's Supplemental Savings Plan Benefit under the Plan shall be equal to the excess of

(a) over (b), where: (a) is the sum of the matching contributions and other contributions of the Employer that would otherwise be allocated to an account of the Participant under the 401(k) Plan for a particular year, if the provisions of the 401(k) Plan were administered without regard to any of the Applicable Limitations; and

(b) is the sum of the matching contributions and other contributions of the Employer that are actually allocated on account of the Participant under the provisions of the 401(k) Plan for that particular year, after giving effect to any reduction of such allocation required by any of the Applicable Limitations.

Provided, however, in order for a Participant to receive a Supplemental Savings Plan Benefit for a Plan Year in accordance with this Section 4.02, such Participant must participate in the Savings Plan through contribution of Employee Salary Deferral Contributions of not less than five percent of such Participant's Plan Year Compensation, or such lesser amount as may be permissible in accordance with the Applicable Limitations.

                                    Article V
                                    Accounts

Section 5.01 Supplemental ESOP Benefit Account.

For each Participant who is credited with a benefit pursuant to Section 4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the limitations imposed by the Code. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the Earnings Rate, except to the extent that such Participant has otherwise elected to have such Earnings Rate determined based upon such assets being deemed to be invested in shares of Common Stock as of the first business day of the calendar month being on or immediately after the date of determination of such contribution credit to the Participant's Supplemental ESOP Account for an applicable ESOP Valuation Date (the "Directed Investment of Supplemental ESOP Account"). .

Section 5.02 Supplemental Savings Plan Account.

The Employer shall establish a memorandum account, the "Supplemental Savings Plan Account" for each Participant on its books, and each year the Committee will credit the amount of contributions determined under Section 4.02 of the Plan. Contributions credited to a Participant's Supplemental Savings Plan Account shall be credited annually with interest earnings at a rate equal to the Earnings Rate, except to the extent that such Participant has otherwise elected to have such Earnings Rate determined based upon such assets being deemed to be invested in shares of Common Stock as of the first business day of the calendar month being on or immediately after the date of determination of such contribution credit to the Participant's Supplemental Savings Plan Account for an applicable Plan Year "Directed Investment of Supplemental Savings Plan Account").
 .
Section 5.03 Directed Investment.

A Participant may make an investment election with respect to current or future cash credited or to be credited to his or her Supplemental ESOP Account or Supplemental Savings Plan Account by filing a Directed Investment Election Form with the Committee in a form acceptable to such Committee at any time, as set forth as Attachment A to the Plan.

                                   Article VI
                          Supplemental Benefit Payments

Section 6.01 Payment of Supplemental ESOP Benefit.

(a) Except in the case of a Participant's death, disability or unforeseen emergency, a Participant's Supplemental ESOP Benefit shall be paid to the Participant in the form of a lump-sum payment as soon as administratively feasible following six months after the date of separation of service of the Participant in the form of shares of Common Stock of the Company; provided however, if this Plan is unable to make distributions in the form of Common Stock due to regulatory limitations, then distributions of such portion of the Supplemental ESOP Benefit shall be made in cash with such amounts to be valued based upon the fair market value of such Common Stock at the time of such distribution. Distributions upon the death, disability or unforeseen emergency of the Participant shall be made in the form of a lump-sum as soon as administratively feasible. ]

(b) A Participant shall have a non-forfeitable right to the Supplemental ESOP Benefit credited to him under this Plan in the same non-forfeitable percentage as such Participant has non-forfeitable benefits allocated to him under the ESOP at the time such benefits under the ESOP become distributable.

(c) The Company shall withhold such amounts of cash or stock as it deems necessary with respect to any distributions to be made by the Plan in order to satisfy its tax withholding obligations under applicable Federal, State or local law.

Section 6.02 Payment of Supplemental Savings Plan Benefit.

(a) Except in the case of a Participant's death, disability or unforeseen emergency, a Participant's Supplemental Savings Plan Benefit shall be paid to the Participant in the form of a lump-sum payment as soon as administratively feasible following six months after the date of separation of service of the Participant in the form of cash or in shares of Common Stock of the Company to the extent that such Supplemental Savings Plan Account is invested in such Common Stock; provided however, if this Plan is unable to make distributions in the form of Common Stock due to regulatory limitations, then distributions of such portion of the Supplemental Savings Plan Benefit shall be made in cash with such amounts to be valued based upon the fair market value of such Common Stock at the time of such distribution. Distributions upon the death, disability or unforeseen emergency of the Participant shall be made in the form of a lump-sum as soon as administratively feasible.

(b) A Participant shall have a non-forfeitable right to his Supplemental Savings Plan Benefit under this Plan in the same percentage as he has to his matching contributions under the Savings Plan at the time the benefits become distributable to him under the Savings Plan.

Section 6.03 Alternative Payment of Benefits.

Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the Supplemental Savings Plan Benefit to which he is entitled be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP or the Savings Plan; provided, however, any such request for an alternative distribution time or period (except in the case of death, disability or unforeseen emergency) shall not be effective for one year from the date that such request is filed with the Committee and such election to defer the starting date of a previously elected deferral shall require that such additional deferral shall be for a period of not less than five years from the date that such payment would otherwise have been made.

                                   Article VII
                                Claims Procedures

Section 7.01 Claims Reviewer.

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02 Claims Procedure.

(a) An initial claim for benefits under the Plan must be made by the Participant or his beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty
     (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.


                                  Article VIII
                            Amendment and Termination

Section 8.01 Amendment of the Plan.

The Company may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

Section 8.02 Termination of the Plan.

The Company may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled to prior to the effective date of such termination without the consent of the Participant or beneficiary. Any amounts credited to the Supplemental ESOP Account and the Supplemental Savings Plan Account of any Participant shall remain subject to the provisions of the Plan.

                                   Article IX
                               General Provisions

Section 9.01 Unfunded, Unsecured Promise to Make Payments in the Future.

The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company or its Affiliates, and neither a Participant, nor his designated beneficiary or beneficiaries, shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Company or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Company or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitutes a mere promise by the Company or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 9.02 Committee as Plan Administrator.

(a) The Plan shall be administered by the Committee designated by the Board of Directors of the Company.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Company or an Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan. The interpretations, determinations, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

Section 9.03 Expenses.

Expenses of administration of the Plan shall be paid by the Company or an Affiliate.

Section 9.04 Statements.

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

Section 9.05 Rights of Participants and Beneficiaries.

(a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions and to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Company or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Company or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Company or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and other conditions of employment or service.

Section 9.06 Incompetent Individuals.

The Committee may, from time to time, establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person is appointed and legally charged with that Participant's or beneficiary's care. Except as otherwise provided for herein, when the Committee determines that such Participant or beneficiary is unable to manage his financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Company or an Affiliate and the Plan for such Participant or beneficiary.

Section 9.07 Sale, Merger or Consolidation of the Company.

The Plan may be continued after a sale of assets of the Company, or a merger or consolidation of the Company into or with another corporation or entity only if, and to the extent that, the transferee, purchaser or successor entity agrees to continue the Plan. Additionally, upon a merger, consolidation or other change in control of the Company or its Affiliates any amounts credited to a Participant's Supplemental ESOP Account and Supplemental Savings Plan Account shall be placed in a grantor trust to the extent not already in such a trust. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Section 8.02 of the Plan. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Company or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

Section 9.08 Location of Participants.

Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary or beneficiaries. The Company shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his beneficiary had died at the end of such three-year period.

Section 9.09 Liability of the Company and its Affiliates.
Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.

Section 9.10 Governing Law.

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of New Jersey.


Having been adopted by its Board of Directors, this Plan, as amended, is executed by its duly authorized officer this 24th day of January, 2006.


                                               SYNERGY FINANCIAL GROUP, INC.
Attest:

                                       By:
/s/Kevin A. Wenthen                            /s/David H. Gibbons, Jr.
--------------------------------               ---------------------------------
Corporate Secretary                            For the Entire Board of Directors

Attachment A.
-------------
                          SYNERGY FINANCIAL GROUP, INC.

                      RETIREMENT BENEFITS EQUALIZATION PLAN

                        Directed Investment Election Form

The undersigned Participant hereby requests that all cash amounts credited under the Synergy Financial Group, Inc. Retirement Benefits Equalization Plan ("Plan"), have the Earnings Rate calculated in accordance with this Plan and this Directed Investment Election Form ("Election Form"), as follows:

     (a) I hereby request that Company accept my investment election and measure the Earnings Rate for cash assets credited under the
          Supplemental ESOP Account determined based upon such assets being deemed to be invested in shares of Common Stock as of the first business day of the calendar month being on or immediately after the date of determination of such contribution credit to such Account:
          (Participant initial and date here: _________)

     (b) I hereby request that Company accept my investment election and measure the Earnings Rate for cash assets credited under the Supplemental Savings Plan Account determined based upon such assets being deemed to be invested in shares of Common Stock as of the first business day of the calendar month being on or immediately after the date of determination of such contribution credit to such Account:
          (Participant initial and date here: _________)

     (c) The Earnings Rate related to such Directed Investments requested at paragraphs (a) and/or (b), above shall be based upon investment earnings and losses as if such assets, or a portion thereof, shall have been invested in the common stock of Synergy Financial Group, Inc. ("Common Stock"); provided that such investment is permissible in accordance with applicable law and regulation. Such investment in accordance with this Election Form shall be made in accordance with the Plan, if such Election Form is deemed acceptable to the Company. Amounts associated with dividends paid on the Common Stock will be credited to such Plan Supplemental Accounts consistent with this Election Form. Such dividend income will be invested in accordance with the Election Form as of the first business day of the calendar month being on or immediately after the date of determination of such additional account credit. The Company may, at its election, actually invest assets equal to amounts in the Supplemental Accounts in the Common Stock either directly or through a trust arrangement, but the Company shall not be obligated to do so, or to make any other investment of its assets in connection with its obligation to payout assets under the Plan.

     (d) The Participant agrees on behalf of himself/herself and any designated beneficiary to assume all risks in connection with investments requested by this Election Form.

     (e) Title to and beneficial ownership of any assets of the Company, whether cash or investments which the Company may earmark to pay benefits under the Plan shall at all times remain the property of the Company prior to actual payment to the Participant or beneficiary; and the Participant and his/her designated beneficiary shall not have any property interest whatsoever in any specific assets of the Company.

     (f) The Participant shall not have voting rights associated with any assets or Directed Investment under the Plan.

     (g) The Company may elect to distribute any benefits payable in accordance with the Plan to the Participant or beneficiaries in-kind in the form of Common Stock at the time of benefits distribution as settlement of that portion of the Plan Account to be distributed to the extent that such in-kind distribution is permissible in accordance with applicable law and regulations, including, but not limited to the Nasdaq National Market listing requirements.

I understand that the Company may within its sole discretion accept this Election Form and also may terminate this investment election in whole, or in part, in its sole discretion at anytime without prior notice or consent from the undersigned.


Participant Signature ____________________________      Date: ________ ___, 200_


Accepted by the Company this ___ day of __________ 200_.


By: _________________________________